Exhibit 21.1
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               LIST OF SUBSIDIARIES OF ORION NETWORK SYSTEMS, INC.

                                                              STATE OF
NAME                                                        INCORPORATION
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Orion Oldco Services Inc.                                     Delaware
Orion Network Services, Inc.                                  Delaware
International Private Satellite
  Partners, L.P.                                              Delaware
OrionNet, Inc.                                                Delaware
Orion Network Systems-Asia Pacific, Inc.                      Delaware
Asia Pacific Space and Communications, Ltd.                   Delaware
Orion Network Systems-Europe, Inc.                            Delaware
Teleport Europe GmbH                                          Germany